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Exhibit 10.17

Paul Schimmel scientific advisory board arrangement

        The terms and conditions of the scientific advisory board arrangement with Dr. Paul Schimmel are as follows:

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  Receipt of 400,000 restricted shares of Sirtris's common stock as Founder's Shares. The vesting schedule is as follows: 25% of the shares vest on the date they are issued and the remainder will vest in equal installments over the next 48 months following the date of issuance

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  Purchase of 400,000 Series A Preferred shares for $200,000 on August 17, 2004

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  Position as founding member of the scientific advisory board and consultant to Sirtris (for 3/4th day per month, as requested by Sirtris)

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  Attendance at each meeting of the scientific advisory board

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  Reimbursement for reasonable and necessary expenses incurred in performing services for Sirtris

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  Compensation of $18,000 per year in installments of $1,500 per month for providing scientific advisory board services

        Pursuant to the arrangement, Dr. Schimmel warranted that he had no commitments or obligations (i) that are inconsistent with the arrangement or (ii) that would restrict, in any way, his activities as a member of the scientific advisory board. The relationship between Dr. Schimmel and Sirtris can be terminated at any time immediately by either party giving notice to the other.

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  Exhibit 10.17